UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2007

Bucyrus International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50858	39-0188050
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 500, 1100 Milwaukee Avenue, South Milwaukee, Wisconsin 53172

(Address of principal executive offices, including ZIP code)

(414) 768-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R. §230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. §240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 C.F.R. §240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. §240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On May 4, 2007, Bucyrus International, Inc. (“Bucyrus”) entered into new $1.225 billion credit facilities to finance the acquisition of DBT GmbH (“DBT”) and refinance certain existing indebtedness at both Bucyrus and DBT. The credit facilities include a secured revolving credit facility of $400.0 million which matures on May 4, 2012 and an $825.0 million term loan facility with a maturity of May 4, 2014. In addition, the credit facilities will also provide Bucyrus with the ability to increase the borrowing capacity by entering into a €50 million unsecured German revolving facility. Bucyrus is the borrower under both the secured revolving credit facility and the term loan facility. The credit facilities replaced Bucyrus’ existing $200.0 million revolving credit facility. The secured revolving facility includes a sub-limit for multicurrency revolving borrowings of up to $125.0 million and swing-line borrowings of up to $25.0 million. The entire secured revolving credit facility may be used for letters of credit. As of May 4, 2007, Bucyrus borrowed $23.7 million under its new revolving credit facility to partially fund the acquisition of DBT and refinance certain of Bucyrus’ existing indebtedness without taking into account any closing adjustments in connection with the acquisition of DBT. Immediately after the financing and closing of the acquisition of DBT, Bucyrus expects to have approximately $201.3 million available for borrowings under its revolving credit facility (taking into account $175.0 million of issued letters of credit).

Borrowings under the secured revolving credit facility bear interest, payable no less frequently than quarterly, at (a) LIBOR plus 1.75%, for U.S. dollar-denominated LIBOR loans, subject to positive or negative adjustment based on final syndication of the facilities, (b) a base rate determined by reference to the greater of the U.S. prime lending rate and the federal funds rate plus 0.50%, in each case plus 0.75%, for U.S. dollar-denominated base rate loans and (c) EURIBOR plus 1.75% for Euro-denominated loans. Borrowings under the term loan facility bear interest, payable no less frequently than quarterly, at (1) LIBOR plus 1.75%, for U.S. dollar-denominated LIBOR loans, (2) the base rate plus 0.75%, for U.S. dollar-denominated base rate loans and (3) EURIBOR plus 1.75% for Euro-denominated loans under the secured revolving credit facility, subject to change based on Bucyrus’ total leverage ratio. Under the revolving credit facility, Bucyrus has agreed to pay a commitment fee based on the unused portion of such facilities, payable quarterly, at rates ranging from 0.25% to 0.50% depending on Bucyrus’ total leverage ratio, and when applicable, customary letter of credit fees.

Bucyrus’ obligations under the credit facilities are guaranteed, on a joint and several basis, by certain of its domestic subsidiaries. In addition, Bucyrus’ obligations under the secured revolving credit facility and the term loan facility are secured by a security interest in substantially all of the tangible and intangible domestic assets of Bucyrus and its domestic subsidiaries (subject to certain exceptions), as well as 100% of the outstanding capital stock of its domestic subsidiaries and 65% of the voting stock and 100% of the non-voting stock of certain of its first-tier foreign subsidiaries.

The credit facilities contain operating and financial covenants that, among other things, could limit Bucyrus’ ability to obtain additional sources of capital. The financial covenant requires that Bucyrus maintain a total leverage ratio, calculated on a trailing four-quarter basis, of not more than 4.00 to 1.00 through the end of the fiscal quarter ending December 31, 2008 and not more than 3.50 to 1.00 for each measurement period thereafter. The total leverage ratio is calculated as the ratio of consolidated indebtedness (which is net of cash) to consolidated operating profit (which excludes, among other things, certain non-cash charges, as discussed more fully in the credit agreement).

Bucyrus’ credit facilities require it to prepay outstanding loans with 100% of the net proceeds of the incurrence of certain debt and the making of certain asset sales and 50% (subject to step-downs based on our total leverage ratio) of its excess cash flow.

The description of the credit facilities set forth above is qualified by reference to the Credit Agreement filed herewith as Exhibit 4.1 and incorporated herein by reference.

Lehman Brothers, Inc. acted as financial advisor to Bucyrus in connection with Bucyrus’ acquisition of DBT and will receive customary fees and expense reimbursement for such services. Lehman Brothers, Inc. is also acting as sole book-running manager, and J.P. Morgan Securities Inc. is acting as lead manager, for Bucyrus’ offering of its common stock pursuant to an underwritten public offering expected to raise approximately $300.0 million in gross proceeds, and each will receive customary fees and expense reimbursement for such services.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On May 4, 2007, Bucyrus, through its acquisition subsidiary DBT Holdings GmbH, acquired DBT from RAG Coal International AG. Bucyrus paid RAG Coal $710 million in cash, subject to certain closing adjustments and issued 471,476 shares of Bucyrus common stock with a market value of $21 million at the time of announcement of the acquisition of DBT. Bucyrus owns 100% of the voting shares of DBT Holdings, representing 49.9% of its registered share capital, and HMS Hamburg Trust GmbH, a private German special purpose, financial intermediary, owns 100% of the non-voting shares of DBT Holdings, representing 50.1% of its registered share capital. Bucyrus is entitled to 100% of the dividends and cash flow of DBT. Pursuant to a Forward Purchase Agreement with the Hamburg Trust, Bucyrus will acquire all of the shares of DBT Holdings held by the Hamburg Trust by no later than December 31, 2009 for €8.0 million, €4.0 million of which will be paid by RAG Coal.

Based on the provisions of FASB Interpretation 46(R), DBT constitutes a variable interest entity. As Bucyrus is the only party with the risks and rewards of ownership, Bucyrus is the primary beneficiary of this variable interest entity and, therefore, Bucyrus will consolidate DBT in its financial statements.

The information provided in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.01.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(a)	The following financial statements and information regarding DBT required by Item 9.01(a) are filed as Exhibit 99.1 to this Current Report on Form 8-K:

(i) Audited consolidated balance sheets of DBT GmbH and subsidiaries (“DBT”) as of December 31, 2006 and 2005 and the related consolidated statements of income, changes in shareholders’ equity and cash flows of DBT for each of the years in the three-year period ended December 31, 2006, and the independent auditor’s report related thereto.

(b)	The following pro forma financial statements required by Item 9.01(b) are filed as Exhibit 99.2 to this Current Report on Form 8-K:

(i) Unaudited pro forma combined condensed balance sheet as of December 31, 2006 and the related unaudited pro forma combined condensed statement of earnings for the year ended December 31, 2006

(c)	Not applicable.

(d)	Exhibits. The following exhibits are being filed herewith:

(4.1) Credit Agreement, dated as of May 4, 2007, by and among Bucyrus International Inc. as Borrower, certain subsidiaries of Borrower, as foreign borrowers, the several lenders from time to time parties thereto, Lehman Brothers, Inc. as Sole Lead Arranger and Sole Bookrunner, JPMorgan Chase Bank, N.A. and La Salle Bank National Association as Syndication Agents and Lehman Commercial Paper Inc. as Administrative Agent.

(23.1) Consent of KPMG Deutsche Treuhand-Gesellschaft Aktiengesellschaft Wirtschaftsprüfungsgesellschaft.

(99.1) Audited consolidated balance sheets of DBT GmbH and subsidiaries (“DBT”) as of December 31, 2006 and 2005 and the related consolidated statements of income, changes in shareholders’ equity and cash flows of DBT for each of the years in the three-year period ended December 31, 2006, and the independent auditor’s report related thereto (incorporated by reference to the prospectus supplement of Bucyrus International, Inc. filed with the Securities and Exchange Commission on May 4, 2007 pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended (Reg. No. 333-135555).

(99.2) Unaudited pro forma combined condensed balance sheet as of December 31, 2006 and the related unaudited pro forma combined condensed statement of earnings for the year ended December 31, 2006 (incorporated by reference to the prospectus supplement of Bucyrus International, Inc. filed with the Securities and Exchange Commission on May 4, 2007 pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended (Reg. No. 333-135555).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUCYRUS INTERNATIONAL, INC.

Dated: May 4, 2007	By:	/s/ Craig R. Mackus
	Name:	Craig R. Mackus
	Title:	Chief Financial Officer and Secretary

BUCYRUS INTERNATIONAL, INC.

FORM 8-K

EXHIBIT INDEX

Exhibit Number	Description
(4.1)	Credit Agreement, dated as of May 4, 2007, by and among Bucyrus International Inc. as Borrower, certain subsidiaries of Borrower, as foreign borrowers, the several lenders from time to time parties thereto, Lehman Brothers, Inc. as Sole Lead Arranger and Sole Bookrunner, JPMorgan Chase Bank, N.A. and La Salle Bank National Association as Syndication Agents and Lehman Commercial Paper Inc. as Administrative Agent.

(23.1)	Consent of KPMG Deutsche Treuhand-Gesellschaft Aktiengesellschaft Wirtschaftsprüfungsgesellschaft

(99.1)	Audited consolidated balance sheets of DBT GmbH and subsidiaries (“DBT”) as of December 31, 2006 and 2005 and the related consolidated statements of income, changes in shareholders’ equity and cash flows of DBT for each of the years in the three-year period ended December 31, 2006, and the independent auditor’s report related thereto (incorporated by reference to the prospectus supplement of Bucyrus International, Inc. filed with the Securities and Exchange Commission on May 4, 2007 pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended (Reg. No. 333-135555).

(99.2)	Unaudited pro forma combined condensed balance sheet as of December 31, 2006 and the related unaudited pro forma combined condensed statement of earnings for the year ended December 31, 2006 (incorporated by reference to the prospectus supplement of Bucyrus International, Inc. filed with the Securities and Exchange Commission on May 4, 2007 pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended (Reg. No. 333-135555).